UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Janus International Group, Inc.
(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Dear Fellow Shareholders,
We are pleased to invite you to attend our first Annual Meeting of Shareholders of Janus International Group, Inc. (“Janus” or the “Company”) to be held on Thursday, June 16, 2022, at 2:00 p.m. prevailing Eastern Time. This year’s Annual Meeting will be conducted virtually, via live audio webcast. Protecting the health and well-being of the attendees (employees, shareholders, and the general public) is our top priority. Due to the public health impact of the COVID pandemic, and taking into account federal, state, and local guidance and restrictions, the Board has determined that our Annual Meeting will be held virtually to best support the well-being of our employees, shareholders, and the general public. You will be able to attend the meeting online by visiting www.virtualshareholdermeeting.com/JBI2022. You will be able to submit questions and vote your shares electronically during the meeting by logging in using the 16-digit control number included on your proxy card or on the voting instruction form accompanying these proxy materials. The accompanying proxy statement provides information about the matters we will ask you to consider at the Annual Meeting, which are:
1.	to elect two nominees identified in the accompanying proxy statement to serve as Class I directors until the 2025 Annual Meeting and until their successors are duly elected and qualified;
2.	to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022; and
3.	to transact other business as may properly come before the meeting or any adjournment of the meeting.
Our Board of Directors (the “Board”) has set the record date as April 22, 2022. Only shareholders that owned shares of the Company’s common stock at the close of business on that day are entitled to notice of and may vote at this meeting or any adjournment of the meeting. A list of the Company’s shareholders of record will be available at our corporate headquarters located at 135 Janus International Blvd., Temple, Georgia 30179, Attn: Corporate Counsel and on the date of the meeting, on the virtual platform for the Annual Meeting at www.virtualshareholdermeeting.com/JBI2022.
Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote. You may vote by proxy over the Internet, by telephone, or by mail by following the instructions on the proxy card. Voting by proxy will ensure your representation at the Annual Meeting regardless of whether you attend.
Sincerely,
JOSÉ E. FELICIANO	RAMEY JACKSON
Chairman	Chief Executive Officer and Director

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS
The 2022 annual meeting of shareholders of Janus International Group, Inc. will be held via the internet at www.virtualshareholdermeeting.com/JBI2022 on June 16, 2022, at 2:00 p.m. Eastern Time for the following purposes:
1.	to elect two nominees identified in the accompanying proxy statement to serve as Class I directors until the 2025 Annual Meeting and until their successors are duly elected and qualified;
2.	to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022; and
3.	to transact other business as may properly come before the meeting or any adjournment of the meeting.
A list of shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose relevant to the meeting during ordinary business hours for at least ten days prior to June 16, 2022, at 135 Janus International Blvd. Temple, GA 30179, Attn: Corporate Counsel and on the date of the meeting, on the virtual platform for the Annual Meeting at www.virtualshareholdermeeting.com/JBI2022.
By Order of the Board of Directors,
Scott Sannes
Chief Financial Officer

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COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Q:	Why did I receive these materials?
The Board of the Company is soliciting your proxy to vote at our 2022 Annual Meeting of Shareholders (or at any postponement or adjournment of the meeting). Shareholders who own shares of our common stock as of the record date, April 22, 2022 (the “Record Date”), are entitled to vote at the Annual Meeting. You should review these proxy materials carefully as they give important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about the Company.
Householding. The Securities and Exchange Commission’s (“SEC”) rules permit us to print an individual’s multiple accounts on a single set of annual meeting materials. To take advantage of this opportunity, we have summarized on one set of annual meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted shareholder prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the annual meeting materials, as requested, to any shareholder to which a single copy of those documents was delivered. If you prefer to receive separate copies of the annual meeting materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A number of brokerage firms have instituted householding. They will have their own procedures for shareholders who wish to receive individual copies of the proxy materials.
Q:	Who will be entitled to vote?
Shareholders who own shares of our common stock as of the Record Date, are entitled to vote at the Annual Meeting. As of the Record Date, the Company had 146,561,717 shares of common stock outstanding. Holders of shares of common stock are entitled to one vote per share. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.
Q:	What will I be voting on?
You will be voting on:
1.	the election of two Class I directors to serve on the Board until the 2025 Annual Meeting and until their successors are duly elected and qualified;
2.	the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022; and
3.	any other business as may properly come before the meeting or any adjournment of the meeting.
Q: How does the Board recommend I vote on these matters?
The Board recommends you vote:
1.	FOR the election of Ramey Jackson and Xavier Gutierrez as Class I directors; and
2.	FOR the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.
Q:	How do I cast my vote?
Beneficial Shareholders. If you hold your shares through a broker, trustee or other nominee, you are a beneficial shareholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank or other nominee for instructions on how to vote the shares you hold as a beneficial shareholder.
Registered Shareholders. If you hold shares in your own name, you are a registered stockholder and may vote during the virtual Annual Meeting at www.virtualshareholdermeeting.com/JBI2022. You will need to log in by entering your unique 16-digit control number included on your proxy card or on the instructions that accompany your proxy materials. Only one person will be able to log in with that unique control number at any time. You can also vote by proxy before the Annual Meeting in the following ways:
1.	via the Internet at www.proxyvote.com;

2.	by phone by calling 1-800-690-6903; or
3.	by signing and returning a proxy card.
Proxies submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 15, 2022.
Q:	Can I access the proxy materials electronically?
Yes. Our proxy materials are available at https://ir.janusintl.com. In addition, instead of receiving future copies of our proxy statement and annual reports by mail, shareholders of record and most beneficial owners can elect to receive an email that will provide an electronic link to these documents. If you would like to instruct us to send electronic copies of our proxy materials, you should follow the instructions available at proxyvote.com. Your election to receive future proxy materials by email will remain in effect until you revoke it.
Q:	How may I change or revoke my proxy?
Beneficial Shareholders. Beneficial shareholders should contact their broker, trustee or nominee for instructions on how to change their proxy vote.
Registered Stockholders. Registered stockholders may change a properly executed proxy at any time before its exercise:
1.	via the Internet at proxyvote.com;
2.	by phone by calling 1-800-690-6903;
3.	by signing and returning a new proxy card; or
4.	by voting at the virtual Annual Meeting.
Q:	How can I attend the virtual Annual Meeting?
The Annual Meeting is being held as a virtual only meeting this year.
If you are a shareholder of record as of the Record Date, you may attend, vote and ask questions virtually at the meeting by logging in at www.virtualshareholdermeeting.com/JBI2022 and entering your 16-digit control number. This number is included in your proxy card.
If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the proxy materials were forwarded to you by your broker, bank or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting.
If you are a shareholder as of the Record Date and have logged in using your 16-digit control number, you may type questions into the dialog box provided at any point during the meeting (until the floor is closed to questions). The audio broadcast of the Annual Meeting will be archived at www.virtualshareholdermeeting.com/JBI2022 for at least one year.
If you are not a shareholder as of the Record Date or do not log in using your 16-digit control number, you may still listen to the Annual Meeting, but will not be able to ask questions or vote at the meeting.
Q:	Why is the Annual Meeting virtual only?
Due to the public health impact of the COVID pandemic, and taking into account federal, state, and local guidance and restrictions, the Board has determined that our Annual Meeting will be held virtually to best support the well-being of our employees, shareholders, and the general public. We are excited to embrace the latest technology to provide ease of access, real-time communication, and cost savings for the Company and its shareholders. Hosting a virtual meeting makes it easy for the Company and its shareholders to participate from any location around the world.

Q:	What is the voting requirement to approve each of the proposals, and how are the votes counted?
PROPOSAL 1 - ELECTION OF DIRECTORS
A plurality of the votes cast by the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to elect each nominee named herein. This means that the two nominees receiving the highest number of votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Abstentions and broker non-votes will not impact the election of the nominees.
ALL OTHER PROPOSALS
The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve all other items. Abstentions will be counted as present and entitled to vote on the proposals and will therefore have the effect of a negative vote. We do not expect there to be any broker non-votes with respect to the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2022.
Q:	When will the results of the vote be announced?
The preliminary voting results will be announced at the virtual Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.
Q:	What is the deadline for submitting a shareholder proposal or director nomination for the 2023 Annual Meeting?
Shareholder proposals pursuant to SEC Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the Company’s annual meeting of shareholders to be held in 2023, must be received by the Company at our principal executive offices at 135 Janus International Blvd., Temple, GA 30179, Attn: Corporate Counsel no later than the close of business on February 16, 2023. Shareholders wishing to make a director nomination or bring a proposal before the annual meeting to be held in 2023 (but not include it in the Company’s proxy materials) must provide written notice of such proposal to the Corporate Counsel at the Company’s principal executive offices no later than the close of business on March 17, 2023 and not earlier than the close of business on February 16, 2023, assuming the Company does not change the date of the 2023 annual meeting of shareholders by more than 30 days before or after the anniversary of the 2022 Annual Meeting. If so, the Company will release an updated time frame for shareholder proposals. Any shareholder proposal or director nomination must comply with the other provisions of the Company’s Amended and Restated Bylaws and be submitted in writing to the Corporate Counsel at the Company’s principal executive offices. In addition to the requirements under the Company’s Amended and Restated Bylaws, to comply with the universal proxy rules (once applicable), shareholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 17, 2023.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business and affairs are managed under the direction of our Board, which is currently composed of eight directors. Our certificate of incorporation (our “Certificate”) provides that the authorized number of directors may be changed only by resolution of our Board. Our Certificate also provides that our Board will be divided into three classes of directors, with the classes as nearly equal in number as possible. At each annual meeting of shareholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.
The following table sets forth the director class, name, age as of May 1, 2022, and other information for each member of our Board:
Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Ramey Jackson	I	49	Chief Executive Officer and Director	2021	2022	2025
Xavier Gutierrez	I	48	Director	2021	2022	2025
Brian Cook	II	51	Director	2021	2023
David Doll	II	63	Director	2021	2023
Thomas Szlosek	II	58	Director	2021	2023
José Feliciano	III	48	Chairman of the Board	2021	2024
Roger Fradin	III	68	Director	2021	2024
Colin Leonard	III	40	Director	2021	2024
We believe that in order for our Board to effectively guide us to long-term sustainable, dependable performance, it should be composed of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve our shareholders, we seek to have a Board, as a whole, that is competent in key corporate disciplines, including accounting and financial acumen, business judgment, crisis management, governance, leadership, people management, risk management, social responsibility, reputational issues, strategy and strategic planning. Additionally, we desire that the Board have specific knowledge related to our industry, such as expertise in manufacturing, self-storage, commercial, and industrial building solutions, access controls, and related automation technologies. The Nominating and Corporate Governance Committee believes that all directors must, at a minimum, meet the criteria set forth in the Company’s Code of Conduct and Ethics and the Corporate Governance Guidelines, which specify, among other things, that the Nominating and Corporate Governance Committee will consider criteria such as qualifications, qualities, skills, and other expertise in the context of the needs of the Board. In addressing issues of diversity in particular, the Nominating and Corporate Governance Committee considers a nominee’s differences in gender, ethnicity, tenure, skills and experience. The Nominating and Corporate Governance Committee believes that diversity of backgrounds and viewpoints is a key attribute for a director nominee. While we currently do not have a formal policy on diversity, when considering the selection of director nominees, the Nominating and Corporate Governance Committee considers individuals with diverse viewpoints, accomplishments, cultural background, professional expertise, and diversity in gender, ethnicity, race, skills and geographic representation, that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the long-term interests of our shareholders. Further, our Board is committed to seeking qualified women and individuals from underrepresented minority groups to include in the pool from which new candidates are selected. Currently, of the eight directors on our Board, the Chairman of our Board and the Chairman of the Audit Committee are each of Hispanic descent. The Nominating and Corporate Governance Committee also will consider a combination of factors for each director, including some or all of the following: (a) the nominee’s ability to represent all shareholders without a conflict of interest, (b) the nominee’s ability to work in and promote a productive environment and corporate culture that promotes compliance with legal and regulatory requirements and the ethical conduct of the Company’s business, (c) whether the nominee has sufficient time and willingness to fulfill the substantial duties and responsibilities of a director, (d) whether the nominee has demonstrated the high level of character, ethics, and integrity expected by the Company, (e) whether the nominee possesses the broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a publicly traded company, (f) the nominee’s ability to apply sound and independent business judgment, (g) the diverse attributes of the nominee, such as differences in background, qualifications, and personal characteristics, and (h) other attributes that the Nominating and Corporate Governance Committee may consider in the exercise of its judgment.
The Nominating and Corporate Governance Committee has determined that all of our directors meet the criteria and qualifications set forth in the Company’s Code of Ethics, the Corporate Governance Guidelines and the criteria set forth above for director nominees. Moreover, each director possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our shareholders including accountability, ethical leadership, governance, integrity, risk management, and sound business judgment. In addition, our directors have the confidence to assess and challenge the way things are done and recommend alternative solutions, a keen awareness of our business and social realities of the environment in which we operate, the independence and high performance standards necessary to fulfill the Board’s oversight function, and the humility, professional maturity, and style to interface openly and constructively with other directors. Finally, the director biographies below include a non-exclusive list of other key experiences and qualifications that further qualify the individual to serve on the Board. These collective qualities, skills, experiences, and attributes are essential to our Board’s ability to exercise its oversight function for the Company and its shareholders, and guide the long-term sustainable, dependable performance of the Company.
Subject to any earlier resignation or removal in accordance with the terms of our Certificate and bylaws, our Class I directors will serve until this Annual Meeting of shareholders, our Class II directors will serve until the annual meeting of shareholders to be held in 2023, and our Class III directors will serve until the annual meeting of shareholders to be held in 2024. In addition, our Certificate provides that our directors may be removed only for cause upon the affirmative vote of at least 66 2∕3% of the total voting power of all outstanding shares of stock entitled to vote thereon, voting together as a single class. In addition, our Certificate provides that, subject to the rights granted to one or more series of preferred stock then outstanding, any newly created directorship on the Board that results from an increase in the number of directors and any vacancies on the Board will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by a sole remaining director.
Investor Rights Agreement
In connection with the closing of our business combination on June 7, 2021 (the “Business Combination”) with Juniper Industrial Holdings, Inc. (“JIH”), we entered into an Investor Rights Agreement (the “Investor Rights Agreement”) with Clearlake Capital Group, L.P. (“Clearlake”), certain stockholders of JIH and certain former stockholders of Janus Midco, LLC with respect to the shares of Janus common stock issued as partial consideration under the Business Combination Agreement. The Investor Rights Agreement includes certain rights granted to Clearlake, among other things, such as the right to nominate four Board members (each, a “Clearlake Director”) and one Board observer to the Board, subject to certain step down provisions. Clearlake will retain these nomination rights until, in the case of Clearlake Director nomination rights, it no longer beneficially owns at least 10% of the total voting power of the then outstanding shares of Janus common stock.
Shareholder Recommendations for Director Nominees
The Nominating and Corporate Governance Committee will consider shareholder nominations for membership on the Board. For the 2023 Annual Meeting, nominations may be submitted to 135 Janus International Blvd., Temple, GA 30179, Attn: Corporate Counsel, and such nominations will then be forwarded to the Chair of the Nominating and Corporate Governance Committee. Recommendations must be in writing and we must receive the recommendation no later than the close of business on March 17, 2023 and not earlier than the close of business on February 16, 2023, assuming the Company does not change the date of the 2023 annual meeting of shareholders by more than 30 days before or after the anniversary of the 2022 Annual Meeting. If so, the Company will release an updated time frame for shareholder proposals. Any shareholder proposal or director nomination must comply with the other provisions of the Company’s Amended and Restated Bylaws and be submitted in writing to the Corporate Counsel at the Company’s principal executive offices. In addition to the requirements under the Company’s Amended and Restated Bylaws, to comply with the universal proxy rules (once applicable), shareholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 17, 2023.

The Nominating and Corporate Governance Committee is considering candidates to an existing vacancy in Class I and may make recommendations to the Board to appoint a director to fill the vacancy. When filling a vacancy on the Board, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new director and nominates individuals who it believes can strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current directors. The Nominating and Corporate Governance Committee may engage third parties to assist in the search and provide recommendations. Also, directors and stockholders are permitted to recommend candidates for the position. The candidates are then evaluated based on the process outlined in our Corporate Governance Guidelines and the Nominating and Corporate Governance Committee charter, and the same process is used for all candidates, including candidates recommended by shareholders.

PROPOSAL 1 – ELECTION OF DIRECTORS
Our Board recommends that the nominees below be elected as members of the Board at the Annual Meeting.
Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Ramey Jackson	I	49	Director and Chief Executive Officer	2021	2022	2025
Xavier Gutierrez	I	48	Director	2021	2022	2025
Each nominee was recommended for re-election by the Nominating and Corporate Governance Committee for consideration by the Board and our shareholders. If, before the Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.
Director Nominees to Serve for a Three-Year Term Expiring at the 2025 Annual Meeting.
Ramey Jackson has served as an executive director and the Chief Executive Officer of the Company since the effective time of the Business Combination in June 2021, extending his previous appointment as Chief Executive Officer of Janus International Group, LLC, effective August 2019. Mr. Jackson has been with Janus for approximately 20 years, having joined the company in 2002 when Janus was founded. Prior to Janus, Mr. Jackson was a sales executive for Doors and Building Components, Inc. and prior to that, a sales and marketing executive with Atlas Door and GA Power. Mr. Jackson is an active board member of the Self-Storage Association.
We determined that Mr. Jackson’s extensive self-storage and commercial industry knowledge and his expertise in sales, marketing, and business development qualifies him to serve as a director on the Board of Directors.
Xavier A. Gutierrez has served as a director of the Company since the effective time of the Business Combination in June 2021. Mr. Gutierrez is the President and Chief Executive Officer of the Arizona Coyotes Hockey Club, overseeing all business operations, strategic planning, significant organizational decision-making, and government relations for the club, where he has served since June 2020. Mr. Gutierrez is the first Latino President and CEO in the history of the National Hockey League. Prior to the Coyotes, from June 2017 to June 2020, Mr. Gutierrez was a Managing Director at Clearlake Capital Group, and prior to that, from 2010 to June 2017, Chief Investment Officer of Meruelo Group and Principal & Managing Director with Phoenix Realty Group from 2003 to 2010. Mr. Gutierrez has also held positions with Latham & Watkins, Lehman Brothers and the National Football League. Mr. Gutierrez currently serves on the board of directors of Commercial Bank of California (CBC) and Arctos NorthStar Acquisition Corp. (NYSE: ANAC). He also serves on the Board and Investment Committee for the Arizona Community Foundation (ACF), the Aspen Institute Latinos & Society Program Advisory Board, the Pro Sports Assembly Advisory Board, the Board of the National Association of the Investment Companies, and the Hispanic Scholarship Fund Advisory Council. Mr. Gutierrez previously served as a voting member of the US Securities Exchange Commission Advisory Committee on Small and Emerging Companies and previously served on the board of directors of several organizations including Sizmek, Inc. (formerly NASDAQ: SZMK), the Investment Committee of the California Community Foundation, and the US Hispanic Chamber of Commerce. Mr. Gutierrez graduated cum laude from Harvard University, where he received a Bachelor of Arts in Government. He received his Doctor of Jurisprudence from Stanford Law School.
We determined that Mr. Gutierrez’s expertise in strategic planning and business operations and extensive experience executive management, including service on other board of director committees, qualifies him to serve as a director on the Board of Directors.

Continuing Directors
Roger Fradin has served as a director of the Company since the effective time of the Business Combination in June 2021. Mr. Fradin has over 40 years of experience acquiring, building, and leading a diverse set of industrial businesses. Mr. Fradin began his career at Pittway Corporation where he held a variety of roles of increasing responsibility, including President and Chief Executive Officer of the Security and Fire Solutions segment, and helped lead an entrepreneurial team which transformed Pittway into a $2 billion world leader in electronic security and fire systems. In 2000, Pittway was acquired by Honeywell International Inc. (NYSE: HON), or Honeywell. Shortly thereafter, Mr. Fradin assumed the role of President and Chief Executive Officer of Honeywell Automation and Control Solutions, or ACS. In this role, Mr. Fradin transformed ACS from a business with $7 billion in sales in 2003 focused predominantly on the U.S. market to a $17 billion in sales (as of 2014) global business leader in the development and manufacture of environmental controls, life safety products, and building and process solutions. From 2000 to 2017, Mr. Fradin oversaw, directed, and integrated the acquisition of 60 companies at Honeywell, aggregating billions of dollars in deal value. Mr. Fradin’s strategy and execution for ACS helped create more than $85 billion of value to Honeywell’s shareholders. During his tenure at Honeywell, Mr. Fradin also served as Vice Chairman of Honeywell where he was responsible for acquisition strategy for all of Honeywell. After retiring from Honeywell, Mr. Fradin was named Chairman of Resideo Technologies, Inc. (NYSE: REZI), or Resideo, a leading provider of home comfort and security solutions. At Resideo, Mr. Fradin recruited the Chief Executive Officer, senior management team, and board of directors as well as installed all public company board processes and procedures. In addition to Resideo, Mr. Fradin currently sits on the boards of L3Harris Technologies Inc. (NYSE: LHX) and Vertiv Group Corp. (NYSE: VTV). Mr. Fradin also currently serves as advisor to MSC Industrial Direct Co., Inc. (NYSE: MSM), or MSC, and as Chairman of Victory Innovation, a Carlyle Group company. Mr. Fradin formerly served on the boards of Pitney Bowes Inc. (NYSE: PBI) and GS Acquisition Holdings Corp. (NYSE: GSAH) and several of The Carlyle Group’s, or Carlyle, portfolio companies in his capacity as a Carlyle Operating Executive. Mr. Fradin holds a B.S. and M.B.A. from The Wharton School at the University of Pennsylvania.
We determined that Mr. Fradin’s extensive public company experience, directorship experience with similar companies, and extensive experience in the manufacturing and technologies industries qualifies him to serve as a director on the Board of Directors.
Brian Cook has served as a director of the Company since the effective time of the Business Combination in June 2021. Mr. Cook has over 20 years of experience within mergers and acquisitions, business development, and strategic planning across a wide range of industries. Mr. Cook began his career at PricewaterhouseCoopers (“PwC”), where he was responsible for providing business and financial due diligence and transaction structuring services to financial sponsor and corporate clients on a global basis. While at PwC, Mr. Cook’s transaction experience included Viacom’s acquisition of CBS, Ingersoll-Rand’s disposal of Ingersoll-Dresser Pump and Ford Motor Company’s acquisition of the Volvo Car Corporation. Following his tenure at PwC, Mr. Cook served as Vice President of Corporate Development and subsequently Global Head of mergers and acquisitions at Honeywell, in which he oversaw a global team of approximately 25 people. Over the course of his 17 years at Honeywell, Mr. Cook aided or led the execution of over 60 buy- and sell-side transactions, most of which were attributable to the ACS segment in which he partnered directly with Mr. Fradin. These transactions included the acquisitions of Novar plc, Norcross Safety Products and Intelligrated, among others. During 2018, Mr. Cook led the execution of the tax-free spinoffs of Honeywell’s Home Automation (Resideo) and Turbochargers (Garrett Motion) businesses. Mr. Cook’s transaction experience includes public and private transactions across a variety of end markets and product categories. Mr. Cook holds a B.S. from University of Rhode Island.
We determined that Mr. Cook’s extensive executive management experience and extensive experience in the manufacturing industry and M&A qualifies him to serve as a director on the Board of Directors.
David Doll has served as a director of the Company since the effective time of the Business Combination in June 2021. Mr. Doll is a seasoned executive in the self-storage industry, and also serves on the board of directors of Tenant Inc., a self-storage focused software development company. Mr. Doll previously served on the board of directors of Janus Midco, LLC, the former parent company of Janus, prior to the effective time of the Business Combination. From 2005 through 2017, Mr. Doll was the President of Real Estate for Public Storage Inc.,

the world’s largest owner and operator of self-storage facilities. Prior to Public Storage, Mr. Doll was with Westfield Corporation, an international shopping center developer, owner and operator. Mr. Doll graduated from the Ross School of Business at the University of Michigan with a bachelor’s degree in business administration and a major in accounting.
We determined that Mr. Doll’s extensive experience in self-storage industry and past directorship experience qualifies him to serve as a director on the Board of Directors.
Thomas A. Szlosek has served as a director of the Company since the effective time of the Business Combination in June 2021. Mr. Szlosek is Executive Vice President and Chief Financial Officer of Avantor (NYSE: AVTR), a leading global provider of mission-critical products and services to customers in the biopharma, healthcare, education & government, and advanced technologies and applied materials industries. He joined Avantor in December 2018, prior to which he spent 14 years with Honeywell, including the last five years as Chief Financial Officer. Mr. Szlosek also spent eight years with GE Corporation, including three years as the CFO for GE Medical Systems, based in Asia, and two years as the CFO for GE Consumer Finance, based in Ireland. He is a Certified Public Accountant and graduated from The State University of New York at Geneseo.
We determined that Mr. Szlosek’s extensive management experience in manufacturing and other similarly situated companies, including serving as the Chief Financial Officer of multiple multi-faceted organizations, qualifies him to serve as a director on the Board of Directors.
José E. Feliciano has served as Chairman of the Board since the effective time of the Business Combination in June 2021. Mr. Feliciano is Co-Founder and Managing Partner of Clearlake. In addition to his investing responsibilities, Mr. Feliciano is responsible for the day-to-day management of Clearlake. Prior to co-founding Clearlake, he was a Partner and member of the investment committee at Tennenbaum Capital Partners, a private investment firm focused on special situations and credit investments and a senior executive at govWorks, Inc. Mr. Feliciano started his career in investment banking in the Mergers & Acquisitions and Corporate Finance Groups at Goldman, Sachs & Co.
Mr. Feliciano currently serves on the boards of directors of several Clearlake portfolio companies, including Alkagen, Amquip Crane Rental, BakeMark, Gravity, IXS, Mold-Rite, Pretium, PrimeSource, Springs, Wellness Pet Company, and Wheel Pros. Mr. Feliciano graduated with High Honors from Princeton University, where he received a Bachelor of Science in Mechanical & Aerospace Engineering. He received his Master of Business Administration from the Graduate School of Business at Stanford University.
We determined that Mr. Feliciano’s extensive public and private company experience, directorship experience, and extensive experience in a wide array of industries qualifies him to serve as a director on the Board of Directors.
Colin Leonard has served as a director of the Company since the effective time of the Business Combination in June 2021. Mr. Leonard is a Partner at Clearlake. Prior to joining Clearlake in 2007, he was an investment professional at HBK Investments L.P., where he focused on distressed investments in the industrials and transportation/logistics sectors. Mr. Leonard currently serves on the boards of directors of several Clearlake portfolio companies including Alkagen, Gravity, Hi Crush, IXS, PrimeSource, Springs, and Wheel Pros. He also serves on the Board of Directors of the Boys & Girls Club of Venice. Mr. Leonard graduated cum laude with a B.S. in Economics (Wharton School) and a minor in Mathematics at the University of Pennsylvania.
We determined that Mr. Leonard’s extensive banking, financial, and investment experience and past directorship experience qualifies him to serve as a director on the Board of Directors.
Independence Status
Director independence is determined in accordance with the listing standards of the various securities exchanges as well as by the rules and regulations of the SEC. Our Corporate Governance Guidelines provide that a significant majority of the Board and all of the members of the Audit and Compensation Committees must be independent from management and must meet all of the applicable criteria for independence established by NYSE and the SEC. Our Board makes an annual determination of the independence of each director. No director may be deemed independent unless the Board determines that neither the director nor any of the director’s immediate family members has a material relationship with Janus, directly or as an officer, shareholder or partner of an organization that has a material relationship with Janus.

Our Board has determined that all of our non-employee directors meet the requirements to be independent directors under NYSE listing standards. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances that our Board deemed relevant in determining independence, including beneficial ownership of our common stock, and the transactions involving them described in the section entitled “Certain Relationships and Related Transactions.”
In addition, our Board has determined that each member of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent and that Audit Committee members as well as Compensation Committee members satisfy independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
As a result of the above mentioned determinations, we currently comply with all independence requirements under NYSE listing standards.
Board Meetings and Committees
We became a public company upon the closing of the Business Combination in June 2021. For the year ended January 1, 2022, our Board held two regular meetings and one special meeting. Our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee were each formed in connection with the closing of the Business Combination. During 2021, the Audit Committee held four regular meetings, the Nominating and Corporate Governance Committee held two regular meetings, and the Compensation Committee held two regular meetings. Our directors are expected to attend the annual meeting of shareholders and all or substantially all of the Board meetings and meetings of committees on which they serve. In 2021, each director attended at least 75% of the meetings of the Board during such director’s tenure and the total number of meetings held by any of the committees of the Board on which the director served.
Our Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition, duties and responsibilities of these committees are as set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.
Board Member	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Ramey Jackson
José Feliciano (Chairman)		X (Chair)
Colin Leonard		X	X (Chair)
Roger Fradin		X
Brian Cook			X
Xavier Gutierrez	X (Chair)
David Doll	X		X
Thomas Szlosek	X
Audit Committee
The Audit Committee is responsible for, among other matters:
1.	appointing, approving the compensation of, and assessing the qualifications, performance and independence of our independent registered public accounting firm;
2.	pre-approving audit and permissible non-audit and tax services, and the terms of such services, to be provided by our independent registered public accounting firm;
3.	reviewing our policies on risk assessment and risk oversight;
4.
reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

5.	reviewing the adequacy of our internal control over financial reporting;

6.	establishing policies and procedures for the receipt, retention and treatment of accounting-related complaints and concerns;
7.
recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in or attached as exhibits to our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable;

8.	monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
9.	preparing the Audit Committee report required by the rules of the SEC to be included in our annual proxy statement;
10.	reviewing, approving and overseeing all related party transactions for potential conflict of interest situations and approving all such transactions; and
11.	reviewing and discussing with management and our independent registered public accounting firm our earnings releases and scripts.
Our Board has affirmatively determined that Messrs. Gutierrez, Doll, and Szlosek meet the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 of the Exchange Act and the applicable NYSE listing standards. In addition, our Board has determined that Mr. Gutierrez qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K. The written charter for our Audit Committee is available at our corporate website at https://ir.janusintl.com/governance. Our website is not part of this notice and proxy statement.
Compensation Committee
The Compensation Committee is responsible for, among other matters:
1.	annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;
2.	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining and approving the compensation of our chief executive officer;
3.	reviewing and making recommendations to the Board regarding the compensation of our other executive officers;
4.	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the compensation committee;
5.	conducting the independence assessment outlined in NYSE rules with respect to any compensation consultant, legal counsel or other advisor retained by the compensation committee;
6.	annually reviewing and reassessing the adequacy of the committee charter;
7.
assisting the Board in its oversight of human capital management, including corporate culture, diversity and inclusion, recruiting, retention, attrition, talent management, career development and progression, succession and employee relations;

8.	overseeing and administering our compensation and similar plans;
9.	reviewing at least annually and making recommendations to our Board with respect to director compensation and benefits for service;
10.	reviewing and recommending to the Board policies and proposals relating to “say-on-pay” votes and the frequency with which the Company will conduct say-on-pay votes; and
11.	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K.
Our Board has affirmatively determined that Messrs. Feliciano, Fradin, and Leonard meet the definition of “independent director” for purposes of serving on a compensation committee under Rule 10C-1 of the Exchange

Act and the applicable NYSE listing standards. The written charter for our Compensation Committee is available at our corporate website at https://ir.janusintl.com/governance. Our website is not part of this notice and proxy statement.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for, among other matters:
1.	developing and recommending to our Board criteria for board and committee membership;
2.
subject to the rights of Clearlake under the Investor Rights Agreement, identifying and recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees;

3.	developing and recommending to our Board best practices and corporate governance principles;
4.	developing and recommending to our Board a set of corporate governance guidelines; and
5.	reviewing and recommending to our Board the functions, duties and compositions of the committees of our Board.
Our Board has affirmatively determined that Messrs. Leonard, Doll, and Cook are independent within the meaning of the NYSE listing standards and any applicable minimum standards required by the Exchange Act. The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our corporate website at https://ir.janusintl.com/governance. Our website is not part of this notice and proxy statement.
Board Leadership Structure
The following section describes our Board leadership structure, the reasons our Board considers that this structure is appropriate at this time, the roles of various positions, and related key governance practices. Our Board believes that the mix of experienced independent, Clearlake-affiliated, and management directors that make up our Board, our Board committee composition, and the separation of the roles of Chair and Chief Executive Officer benefit the Company and its shareholders.
Independence
Our Board has an effective mix of independent and management directors. Our Board includes our Chief Executive Officer and seven independent directors.
Chair and Chief Executive Officer
With respect to the roles of Chair and Chief Executive Officer, the Corporate Governance Guidelines provide that the roles may be separated or combined, and the Board will exercise its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Currently, the roles of Chair and Chief Executive Officer are separated, with Mr. Feliciano acting as Chair and Mr. Jackson, as Chief Executive Officer. The Board believes that separating the roles of Chair and Chief Executive Officer at this time is the most effective leadership structure because it allows Mr. Jackson to focus on the management of the Company and day-to-day operations as the Company continues to establish itself as a public company and allows Mr. Feliciano to leverage his strong background to provide strategic guidance and effective oversight of management.
The Corporate Governance Guidelines provide that at times when the Board has not elected a Chair or the offices of Chair and Chief Executive Officer are combined resulting in the Chair not being independent, it would be beneficial to the Company to designate one of the directors as a lead independent director, and that such designation will be reviewed by the Board from time to time. Given the current separation of the roles of Chair and Chief Executive Officer at this time, the Board has not appointed a lead independent director.
Self-Evaluation
Our Nominating and Corporate Governance Committee was established at the time of the Business Combination in June 2021. Going forward, our Nominating and Corporate Governance Committee will conduct an annual performance evaluation to determine whether the Board, its committees, and the directors are functioning effectively. We expect that this will include survey materials as well as individual conversations between each director and the Chairman. The evaluation will focus on the Board’s and the committees’ contributions to the Company, with an enhanced focus on areas in which the Board or management believes that the Board could improve.
As part of the annual Board self-evaluation, the Board will evaluate whether the current leadership structure continues to be appropriate for the Company and its shareholders. Our Corporate Governance Guidelines provide the flexibility for our Board to modify our leadership structure in the future as appropriate.
Management Succession
The Compensation Committee reviews and approves corporate goals and objectives relevant to Chief Executive Officer compensation and evaluates the Chief Executive Officer’s performance in light of these goals and objectives. The Compensation Committee recommends to the Board the Chief Executive Officer’s compensation level or changes to such level based on the evaluation of the Chief Executive Officer’s performance and any other factors the Committee deems relevant. The Nominating and Corporate Governance Committee makes recommendations to the Board on succession planning periodically. The Nominating and Corporate Governance Committee evaluates potential successors to the Chief Executive Officer and other officers, which are subject to approval by the Board. The Chief Executive Officer or other officer will, as applicable, make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.
Hedging Transactions
Pursuant to our Insider Trading Policy, we prohibit our employees, directors and officers from engaging in hedging transactions, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Such hedging transactions may permit a director, officer or employee to continue to own Company Securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as the Company’s other stockholders. Additionally, directors, officers and other employees are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.
Risk Oversight
Our Board oversees an enterprise-wide approach to risk oversight, designed to support the achievement of organizational objectives, to improve long-term organizational performance, and to enhance shareholder value. A fundamental part of risk oversight is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for a given company. The involvement of our full Board in reviewing our business is an integral aspect of its assessment of the Company’s risk profile and also its determination of what constitutes an appropriate level of risk.
While our full Board has overall responsibility for risk oversight, it has delegated primary oversight of certain risks to its committees. Our Audit Committee oversees our Enterprise Risk Management program on behalf of our Board. Among its other responsibilities, it monitors our major financial and cybersecurity risk exposures, and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements and management provides our Audit Committee periodic reports on our compliance programs. Our Compensation Committee oversees the design and implementation of our compensation policies and programs and monitors the incentives created by these policies and programs to determine whether they encourage excessive risk-taking. Our Compensation Committee also assesses the relationship between risk management policies and practices and compensation, and evaluates compensation policies and practices that could mitigate any such risk. Our Nominating and Corporate Governance Committee oversees our major corporate governance risks, including comprehending the appropriate balance between risks and rewards.
In connection with its reviews of the operations of our business, our full Board addresses the primary risks associated with our business, such as strategic planning. Our Board appreciates the evolving nature of our business and industry and is actively involved with monitoring new threats and risks as they emerge.

We are committed to ensuring our Board and its committees are consistently updated on threats to our business and receive consistent updates on risk mitigation processes. At periodic meetings of our Board and its committees, management reports to and seeks guidance from our Board and its committees with respect to the most significant risks that could affect our business, such as legal risks, cybersecurity and privacy risks, and financial, tax and audit related risks.
Code of Conduct and Ethics
We have adopted a Code of Conduct and Ethics (the “Code”) that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The Code is available on our website at https://ir.janusintl.com/governance/governance-documents. We intend to disclose any amendments to the Code, or any waivers of its requirements, on our website.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.
Communications by Shareholders and Other Interested Parties with the Board
Shareholders and other interested parties may contact an individual director, the Board as a group, or a specified Board committee or group, including the non-management or non-Clearlake directors as a group, by sending regular mail to:
Janus International Group, Inc.
135 Janus International Blvd.
Temple, GA 30179
Telephone: (770) 562-2580
Attention: Board of Directors
c/o Corporate Counsel
Each communication should specify which director or directors the communication is addressed to, as well as the general topic of the communication. The Company will receive the communications and process them before forwarding them to the addressee. The Company may also refer communications to other departments within the Company. The Company generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding the Company.

EXECUTIVE OFFICERS
Below is a list of the names, ages, positions, and a brief account of the business experience of the individuals who serve as executive officers of the Company as of May 1, 2022:
Name	Age	Position
Ramey Jackson	49	Chief Executive Officer
Scott Sannes	49	Chief Financial Officer
Morgan Hodges	57	Executive Vice President
Vic Nettie	54	Vice President of Manufacturing
Peter Frayser	38	Vice President of Sales and Estimating
Ramey Jackson is our Chief Executive Officer. His biography can be found above under “Board of Directors and Corporate Governance—Continuing Directors.”
Scott Sannes has served as Chief Financial Officer of the Company since the effective time of the Business Combination in June 2021. Mr. Sannes has been with Janus for approximately 7 years, having joined the business in May 2015. Prior to Janus, Mr. Sannes served as CFO of Fomas, Inc. (formerly Ajax Rolled Ring & Machine, LLC), Controls Southeast, Inc. (acquired by Ametek, Inc.) and Polyester Fibers, LLC. Mr. Sannes started his career at PwC in the audit practice. Mr. Sannes graduated from the University of Wisconsin-Madison with a bachelor’s degree in business administration and major in accounting.
Morgan Hodges has served as Executive Vice President of the Company since the effective time of the Business Combination in June 2021. Mr. Hodges has been with Janus since its inception in 2002. Mr. Hodges provides Janus with day-to-day management over several critical functions of the Company, including, estimating, technical sales, and project management, as well as providing key insight toward the overall strategic growth of the Company. Prior to Janus, Mr. Hodges operated an independent company, CES, which specialized in self-storage construction and prior to that was an estimating executive at Doors and Building Components, Inc.
Vic Nettie has served as Vice President of Manufacturing of the Company since the effective time of the Business Combination in June 2021. Mr. Nettie has been with Janus since its inception in 2002. Prior to Janus, Mr. Nettie was the Manufacturing/Operations Manager for Doors and Building Components, Inc. Mr. Nettie has worked in the construction of self-storage facilities, in multiple facets, since the late 1980’s. Mr. Nettie is a graduate of Michigan State University with a degree in Materials and Logistics Management with an emphasis in Operations.
Peter Frayser has served as Vice President of Sales and Estimating of the Company since the effective time of the Business Combination in June 2021. Prior to joining Janus in 2016, Mr. Frayser worked in real estate development in Valencia, Spain, and later in the international sports industry with MLB and the NBA in New York City. Mr. Frayser has bachelor’s degrees in International Business and Spanish from the University of Georgia and a master’s degree in International Trade from the University of Castilla La Mancha (Spain).

EXECUTIVE AND DIRECTOR COMPENSATION
The following section provides compensation information pursuant to the scaled disclosure rules applicable to “emerging growth companies” under the rules of the SEC and may contain statements regarding future individual and company performance targets and goals. These targets and goals should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.
We are currently considered an “emerging growth company” within the meaning of the Securities Act of 1933 (the “Securities Act”), for purposes of the SEC’s executive compensation disclosure rules. Accordingly, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year-End Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year.
Overview
This section discusses the material components of the executive compensation program for our Chief Executive Officer and our two most highly compensated officers other than our current Chief Executive Officer (collectively, our “Named Executive Officers”). For the year ended January 1, 2022, our Named Executive Officers and their positions were as follows:
•	Ramey Jackson, Chief Executive Officer and Director;
•	Scott Sannes, Chief Financial Officer; and
•	Morgan Hodges, Executive Vice President.
This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the currently anticipated programs summarized in this discussion.
Summary Compensation Table
The following table summarizes the compensation paid to, awarded to, or earned by the Named Executive Officers for our last two most recently completed fiscal years.
Name and Principal Position	Year	Salary	Option Awards	Non-Equity Incentive Plan Compensation(1)	All Other Compensation(2)	Total
Ramey Jackson, Chief Executive Officer	2021	$425,000	—	$514,657	$22,690	$962,347
	2020	$425,000	—	$483,316	$22,812	$931,128
Scott Sannes, Chief Financial Officer	2021	$300,000	—	$321,661	$18,575	$640,236
	2020	$300,000	—	$302,073	$32,090	$634,163
Morgan Hodges, Executive Vice President	2021	$295,028(3)	—	$275,709	$17,748	$588,485
(1)
The amounts reported in the Non-Equity Incentive Plan Compensation column reflect bonuses paid to Messrs. Jackson, Sannes and Hodges under the Janus Management Incentive Plan with respect to the fiscal year ended December 26, 2020 and January 1, 2022. Please see the section entitled “Narrative Disclosure to Summary Compensation Table—Management Incentive Plan” below for additional details.

(2)
The amounts reported in the All Other Compensation column reflect: (i) 401(k) employer matching contributions of $7,811, and $7,854 for each of Messrs. Jackson and Sannes for fiscal year ending December 26, 2020. For fiscal year ending January 1, 2022, Messrs. Jackson, Sannes and Hodges received 401(k) employer matching contributions of $7,690, $7,875 and $5,048, respectively; (ii) employer-paid car allowance of $15,000, $10,200 and $10,200 for each of Messrs. Jackson, Sannes and Hodges, respectively; for the fiscal years ended December 26, 2020 and January 1, 2022 ; (iii) $14,036 reimbursement for moving expenses for Mr. Sannes for fiscal year ended December 26, 2020; and (iv) $500 and $2,500 of HSA contribution for Sannes and Hodges, respectively, for fiscal year ended January 1, 2022. See below under “Additional Narrative Disclosure—Retirement Benefits” for additional information regarding 401(k) plan contributions.

(3)	The amount reported in the Salary column for Mr. Hodges includes his base salary of $180,200 and his sales commission of $114,828 for fiscal year ended January 1, 2022.

Narrative Disclosure to Summary Compensation Table
Employment Arrangements with Named Executive Officers
We have entered into an offer letter with Mr. Sannes. We have not entered into an employment agreement or offer letter with Messrs. Jackson and Hodges.
Offer Letter with Scott Sannes
On April 14, 2015, Janus International Group, LLC entered into an offer letter with Mr. Sannes, our Chief Financial Officer. Under the offer letter, Mr. Sannes is entitled to an annual base salary and is eligible to participate in our benefit plans generally. Mr. Sannes is also eligible to participate in the Management Incentive Plan. Please see section below entitled “Narrative Disclosure to Summary Compensation Table—Management Incentive Plan.” In addition, Mr. Sannes’ offer letter provides for certain severance benefits in the event of a termination without “cause.” Please see the section entitled “Potential Payments upon Termination or Change in Control” below for more details regarding the severance benefits provided to Mr. Sannes under his offer letter.
Management Incentive Plan
The Janus Management Incentive Plan (the “Management Incentive Plan”) is generally based on the dollar value growth of EBITDA year-over-year, sales growth of certain product lines, and working capital. The improvement in EBITDA from the prior year to the applicable year is multiplied by 6% to determine the bonus pool for the applicable bonus year. The Management Incentive Plan participants and their respective bonus pool percentage allocation is determined by the Board in its discretion. For the fiscal year ended on December 26, 2020, Messrs. Jackson and Sannes received a bonus in the amount of $483,316 and $302,073, respectively, and for the fiscal year ended on January 1, 2022 Messrs. Jackson, Sannes, and Hodges received a bonus in the amount of $514,657, $321,661, and $275,709, respectively, following the completion of our audited financials.
The Compensation Committee reviews the Management Inventive Plan on an annual basis and may make recommendations to the Board regarding the bonus pool percentage allocation, the metrics upon which the Management Incentive Plan is based, plan participant eligibility, and other recommendations consistent with the duties and responsibilities conferred on the Compensation Committee as outlined in the Compensation Committee’s written charter, which is available at our corporate website at https://ir.janusintl.com/governance.
Additional Narrative Disclosure
Retirement Benefits
We do not have a U.S. defined benefit pension plan or nonqualified deferred compensation plan. We currently maintain a defined contribution retirement plan intended to provide benefits under Section 401(k) of the Code, pursuant to which employees, including the named executive officers, can make voluntary pre-tax contributions. We have the option to make discretionary employer matching and/or non-elective contributions to all participants. All contributions under the plan are subject to certain annual dollar limitations, which are periodically adjusted based on cost-of-living announcements by the Internal Revenue Services.
Employee Benefits and Perquisites
Health/Welfare Plans. All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:
•	medical, dental, and vision benefits;
•	medical and dependent care flexible spending accounts;
•	short-term and long-term disability insurance; and
•	life insurance.
No Tax Gross-Ups. We did not make any gross-up payments in the fiscal year ended December 26, 2020 or January 1, 2022 to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our company.

Securities Authorized for Issuance under Equity Compensation Plans
On August 13, 2021, we filed a registration statement on Form S-8 registering 15,125,000 shares of Common Stock, relating to awards to be undertaken in the future, with such vesting conditions, as applicable, to be determined in accordance with the Janus International Group, Inc. 2021 Omnibus Incentive Plan (the “2021 Incentive Plan”). The following types of awards can be issued under the 2021 Incentive Plan: non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance compensation awards, and stock bonus awards. We measure compensation expense for restricted stock units (“RSUs”) issued under the 2021 Incentive Plan in accordance with ASC Topic 718, Compensation – Stock Compensation (“ASC 718”). Stock-based compensation is measured at fair value on the grant date and recognized as compensation expense over the requisite service period. We record compensation cost for these awards using the straight-line method. Forfeitures are recognized as they occur.
During the year ended January 1, 2022, we granted RSUs to certain employees and Board members. As of January 1, 2022, RSUs granted to individuals under the 2021 Incentive Plan totaled 275,370. RSUs granted to employees are subject to continued employment and vest ratably over four years while RSUs granted to Board members are subject to continued service and vest on the first anniversary of the grant date.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column(a))
As of January 1, 2022:
Equity compensation plans approved by security holders	275,370	N/A	14,849,630
Equity compensation plans not approved by security holders	—	—	—
Total	275,370	N/A	14,849,630
	Year Ended January 1, 2022
	RSUs	Weighted- Average Grant Date Fair Value
Outstanding at December 26, 2020	—	$—
Granted	275,370	11.91(a)
Vested	—	—
Forfeited	—	—
Outstanding at January 1, 2022	275,370	$11.91(a)
(a)
Reflects the fair value of the RSUs on the grant date, as measured by the share price of the Common Stock as of December 21, 2021, the closing price of shares of Common Stock immediately prior to the grant date.

Potential Payments upon Termination or Change in Control
Termination of Employment without Cause or with Good Reason
Scott Sannes. Mr. Sannes’ offer letter provides that upon a termination by us without cause, he will be entitled to base salary continuation for six months, subject to his execution and non-revocation of a general release of claims.
Director Compensation
Structure
The Compensation Committee of the Board recommended, and the Board authorized and approved, payments to each non-employee director of the Company in the following amounts, commencing effective as of June 8, 2021: (i) for serving as a director, $140,000 per year, payable, at the director’s option, in the equivalent amount in RSUs, or a combination of cash and RSUs, provided that, at least $80,000 of such director compensation shall consist of RSUs; (ii) for serving as the chairperson of the Nominating and Corporate Governance Committee, $10,000 per year, payable in the equivalent amount in RSUs; (iii) for serving as the chairperson of the Compensation Committee, $10,000 per year, payable in the equivalent amount in RSUs; (iv) for serving as the chairperson of the Audit Committee, $10,000 per year, payable in the equivalent amount in RSUs; and (v) reimbursement for reasonable out-of-pocket expenses incurred in connection with attending each Board meeting and each committee meeting. The aggregate amount of director compensation shall not exceed $140,000 (except for any amounts paid to a director of Janus prior to the Business Combination) and the aggregate amount of each chairperson compensation shall not exceed $10,000.
The RSUs will vest according to the schedule described in the footnotes to “Compensation for Fiscal Year 2021” below. All unvested RSUs will immediately and automatically be cancelled and forfeited upon the director’s termination of service, except upon death or disability or upon a change in control of the Company, so long as the director continuously provides service to the Company or any affiliate from the grant date through the consummation of the change in control.
Compensation for Fiscal Year 2021
Name	Fees Earned or Paid in Cash	Stock Awards	Total
José E. Feliciano	$—	$150,000(1)(4)	$150,000
Colin Leonard	$—	$150,000(1)(5)	$150,000
Roger Fradin	$34,027	$80,000(2)	$114,027
Brian Cook	$—	$140,000(3)	$140,000
David Doll	$75,236	$80,000(2)(7)	$155,236
Xavier A. Gutierrez	$—	$150,000(1)(6)	$150,000
Thomas A. Szlosek	$34,027	$80,000(2)	$114,027
(1)
The director received a grant of 12,594 RSUs, all of which are scheduled to vest on June 8, 2022 and be settled in shares of common stock on June 8, 2022. The number of RSUs is equal to $150,000 divided by the $11.91 share price of the Company’s common stock as of December 21, 2021, the closing price of shares of the Company’s common stock immediately prior to the grant date.

(2)
The director received a grant of 6,717 RSUs, all of which are scheduled to vest on June 8, 2022 and be settled in shares of common stock. The number of RSUs is equal to $80,000 divided by the $11.91 share price of the Company’s common stock as of December 21, 2021. The director received an additional $60,000 in cash, of which $34,027 represents a pro-rata payment of earned fees from the date of the Business Combination to Fiscal Year End 2021.

(3)
The director received a grant of 11,754 RSUs, all of which are scheduled to vest on June 8, 2022 and be settled in shares of common stock. The number of RSUs is equal to $140,000 divided by the $11.91 share price of the Company’s common stock as of December 21, 2021.

(4)	Mr. Feliciano received $10,000 in RSUs for serving as the chairperson of the Compensation Committee.
(5)	Mr. Leonard received $10,000 in RSUs for serving as the chairperson of the Nominating and Corporate Governance Committee.
(6)	Mr. Gutierrez received $10,000 in RSUs for serving as the chairperson of the Audit Committee.
(7)	Mr. Doll received an additional $41,208 for serving as director of Janus prior to the Business Combination.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Approval of Related Party Transactions
We are in the process of adopting a written policy with respect to the review, approval, and ratification of related party transactions. Under the policy, our Audit Committee will be responsible for reviewing and approving all related party transactions. In the course of its review and approval of related party transactions, our Audit Committee will consider the relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy will require our Audit Committee to consider, among other factors it deems appropriate:
•	the related person’s relationship to us and interest in the transaction;
•	the material facts of the proposed transaction, including the proposed aggregate value of the transaction;
•	the impact on a director’s independence in the event the related person is a director or an immediate family member of the director;
•	the benefits to us of the proposed transaction;
•	if applicable, the availability of other sources of comparable products or services; and
•	an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.
The Audit Committee may only approve those transactions that are in, or are not inconsistent with, our best interests and those of our shareholders, as the Audit Committee determines in good faith.
In addition, under our Code of Conduct and Ethics our employees, directors and executive officers must seek determinations and prior authorizations or approvals of potential conflicts of interest.
Related Party Transactions
Our Audit Committee, pursuant to the Audit Committee charter, is responsible for reviewing, approving and overseeing any transaction between the Company and any related person on an ongoing basis, in accordance with the Company’s policies and procedures. The Audit Committee is also required to keep the Company’s independent auditor informed of the Audit Committee’s understanding of the Company’s relationships and transactions with related parties that are significant to the Company and whether any of the Audit Committee has concerns regarding relationships or transactions with related persons and, if so, the substance of those concerns. Furthermore, the Audit Committee must review and discuss with the Company’s independent auditor the independent auditor’s evaluation of the Company’s identification of, accounting for, and disclosure of its relationships and transactions with related parties, including any significant matters arising from the audit regarding the Company’s relationships and transactions with related parties.
Under our Code of Conduct and Ethics our employees, directors, and executive officers must seek determinations and prior authorizations or approvals of potential conflicts of interest.
Other than compensation arrangements for our directors and named executive officers, which are described in the section above titled “Executive and Director Compensation”, below we describe transactions during the fiscal year ended January 1, 2022 to which we were a participant or will be a participant, in which:
•	the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

JIH’s Related Party Transactions
Founder Shares
By virtue of the consummation of the Business Combination, the 8,625,000 shares of Class B common stock (the “founder shares”) of JIH owned by Juniper Industrial Sponsor, LLC (the “Sponsor”) were converted into the right to receive an equivalent number of shares of Common Stock, 2,000,000 of which was subject to the terms of the Earnout Agreement. The vesting of the Earnout Shares occurred automatically as of the close of the trading on June 21, 2021 in accordance with the terms of the Earnout Agreement.
Private Placement Warrants
By virtue of the consummation of the Business Combination, the 10,150,000 warrants to purchase Class A common stock of JIH were converted into the right to receive an equivalent number of warrants to purchase shares of the Company’s Common Stock (the “private placement warrants”). In connection with the Closing, the Sponsor transferred 5,075,000 of its private placement warrants to Clearlake as part of the consideration for the Business Combination. Each private placement warrant entitled the holder to purchase one share of Common Stock at $11.50 per share. On November 18, 2021, the Company completed its warrant redemption.
Sponsor Letter Agreement Amendment
In connection with the Closing, JIH, the Sponsor and the other parties to the Sponsor Letter Agreement, dated November 7, 2019 (the “Sponsor Letter Agreement”), entered into an amendment to the Sponsor Letter Agreement (the “Sponsor Letter Agreement Amendment”) pursuant to which (i) all references to “Founder Shares” or “common stock” (each as defined in the Sponsor Letter Agreement) are deemed to be references to Common Stock, (ii) all references to “Private Placement Warrants” (as defined in the Sponsor Letter Agreement) are deemed to be references to Warrants and (iii) the Company has third-party beneficiary rights to enforce certain rights and obligations of the Sponsor Letter Agreement.
Amendment to the Registration and Stockholder Rights Agreement
In connection with the closing of the Business Combination, JIH, the Sponsor and the other parties to the Registration and Stockholder Rights Agreement, dated November 13, 2019 (the “Registration and Stockholder Rights Agreement”), entered into an amendment to the Registration and Stockholder Right Agreement (the “Amendment to the Registration and Stockholder Rights Agreement”) pursuant to which (i) all references to “Founder Shares” or “Common Stock” (each as defined in the Registration and Stockholder Rights Agreement) were deemed to be references to the Common Stock, (ii) all references to “Private Placement Warrants” and “Working Capital Warrants” (each as defined in the Registration and Stockholder Rights Agreement) were thereafter deemed to be references to the Warrants, (iii) references to the registration rights to which the Sponsor is entitled are appropriately updated for the transaction structure and (iv) certain governance rights included in Article V of the Registration and Stockholder Rights Agreement will be removed and the governance rights included in the Investor Rights Agreement control.
Investor Rights Agreement
At the closing of the Business Combination, the Company entered into an Investor Rights Agreement (the “Investor Rights Agreement”) with Clearlake, the Sponsor, certain stockholders of JIH and certain former stockholders of Midco with respect to the shares of Common Stock issued as partial consideration under the Business Combination Agreement. The Investor Rights Agreement includes, among other things, the following provisions:
Registration Rights. The Company was required to file a resale shelf registration statement on behalf of the Company’s securityholders promptly after the closing of the Business Combination. The Investor Rights Agreement also provides certain demand rights and piggyback rights to our securityholders, subject to underwriter cutbacks and issuer blackout periods. The Company shall bear all costs and expenses incurred in connection with the resale shelf registration statement, any demand registration statement, any underwritten takedown, any block trade, any piggyback registration statement and all expenses incurred in performing or complying with its other obligations under the Investor Rights Agreement, whether or not the registration statement becomes effective.
Director Appointment. Subject to certain step down provisions, Clearlake has the right to nominate four Board members (each, a “Clearlake Director”) and one Board observer to the Board. Clearlake will retain these nomination rights until, in the case of Clearlake Director nomination rights, it no longer beneficially owns at least 10% of the total voting power of the then outstanding shares of Common Stock. The Sponsor has the right to nominate two directors to the initial Board (each a “Sponsor Director”). The four Clearlake Directors, the two

Sponsor Directors, the two initial independent directors, and the Chief Executive Officer of the Company comprised the initial Board of Directors appointed in connection with the Business Combination. The Board shall be divided in three classes designated as Class I, Class II, and Class III, with each director serving a three-year term and one class being elected at each year’s annual meeting of stockholders of the Company. One initial independent director, one Clearlake Director, and the Chief Executive Officer were nominated as Class I directors with initial terms ending at the Company’s 2022 annual meeting of stockholders; one initial independent director, one Clearlake Director, and one Sponsor Director were nominated as Class II directors with initial terms ending at the Company’s 2023 annual meeting of stockholders; and two Clearlake Directors and one Sponsor Director were nominated as Class III directors with initial terms ending at the Company’s 2024 annual meeting of stockholders.
The Nominating and Corporate Governance Committee is considering candidates to an existing vacancy in Class I and may make recommendations to the Board to appoint a director to fill the vacancy.
PIPE Subscription Agreements
Concurrently with the execution and delivery of the Business Combination Agreement, certain institutional accredited investors (the “PIPE Investors”) entered into subscription agreements (the “PIPE Subscription Agreements”) pursuant to which the PIPE Investors purchased an aggregate of 25,000,000 shares of Common Stock (the “PIPE Shares”) at a purchase price per share of $10.00 (the “PIPE Investment”). Certain of the Company’s directors purchased an aggregate of 1,000,000 of the PIPE Shares as part of the PIPE Investment.
The PIPE Investment closed on June 7, 2021 and the issuance of an aggregate of 25,000,000 shares of Common Stock occurred concurrently with the consummation of the Business Combination. The sale and issuance was made to accredited investors in reliance on Rule 506 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).
Janus’s Related Party Transactions
Prior to the Business Combination, Jupiter Intermediate Holdco, LLC, on behalf of Janus, entered into a Management and Monitoring Services Agreement (MMSA) with the Class A Preferred Unit holders group. Janus paid management fees to the Class A Preferred Unit holders group for the years ended January 1, 2022 and December 26, 2020 of approximately $1,124,000 and $7,101,000, respectively. Approximately $896,000 of the Class A Preferred Unit holders group management fees were accrued and unpaid as of December 26, 2020 and no fees were accrued and unpaid as of January 1, 2022. As a result of the Business Combination the MMSA was terminated effective June 7, 2021.
Janus’s subsidiary, Janus International Group, LLC leases a manufacturing facility in Butler, Indiana, from Janus Butler, LLC, an entity wholly owned by a former member of the Board of Directors of the Company. Effective October 20, 2021 the member resigned from the Board of the Company. Rent payments paid to Janus Butler, LLC for the years ended January 1, 2022 and December 26, 2020 were approximately $135,000 and $134,000, respectively. The original lease extends through October 31, 2021 and on November 1, 2021 the lease was extended to October 31, 2026, with monthly payments of approximately $13,000 with an annual escalation of 1.5%.
Janus’s subsidiary, Janus International Group, LLC was previously a party to a lease agreement with 134 Janus International, LLC, which is an entity majority owned by a former member of the Board of Directors of the Company. In December 2021, the leased premises in Temple, Georgia were sold by the former director to a third-party buyer, resulting in an assignment of the lease to said third-party buyer and an extension of the lease to November 30, 2031. Rent payments paid to 134 Janus International, LLC in the years ended January 1, 2022 and December 26, 2020 were approximately $343,000 and $446,000, respectively.
Janus’s subsidiary, ASTA Industries, Inc. is a party to a lease agreement with ASTA Investment, LLC, for a manufacturing facility in Cartersville, Georgia, which is an entity partially owned by a shareholder of the Company. The original lease term began on April 1, 2018 and extended through March 31, 2028 and was amended in December 2020 to extend the term until March 1, 2030, with monthly lease payments of approximately $66,000 per month with an annual escalation of 2.0%. Rent payments to ASTA Investment, LLC for the years ended January 1, 2022 and December 26, 2020 were approximately $801,000 and $837,000, respectively.

Indemnification of Officers and Directors
We are party to indemnification agreements with each of our officers, directors and director nominees. The indemnification agreements provide the officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under Delaware law. Additionally, we may enter into indemnification agreements with any new directors or officers that may be broader in scope than the specific indemnification provisions contained in Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our officers and directors pursuant to the foregoing agreements, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information about the beneficial ownership of our common stock as of May 1, 2022 for:
•	each person or group known to us who beneficially owns more than 5% of our common stock;
•	each of our directors;
•	each of our Named Executive Officers; and
•	all of our directors and executive officers as a group.
The numbers of shares of common stock beneficially owned and percentages of beneficial ownership are based on 146,561,717 shares of common stock outstanding as of May 1, 2022.
Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Common stock subject to options or RSUs that are currently exercisable or will vest within 60 days of May 1, 2022 are deemed to be outstanding and beneficially owned by the person holding the options or RSUs. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each shareholder identified in the table possesses sole voting and investment power over all common stock shown as beneficially owned by the shareholder.
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Shares of Common Stock
Directors and Executive Officers
Ramey Jackson	1,614,510	1.10%
Scott Sannes	1,042,805	*
Morgan Hodges	1,117,731	*
Vic Nettie	1,146,308	*
Peter Frayser	231,637	*
José E. Feliciano(2)(3)	54,012,144	36.85%
Colin Leonard(2)	12,594	*
Roger Fradin(4)	3,188,590	2.18%
Brian Cook(5)	3,087,357	2.11%
David Doll(6)	60,367	*
Xavier Gutierrez(2)	12,594	*
Thomas Szlosek(6)	96,680	*
All directors and executive officers post-Business Combination as a group (twelve individuals)(7)	65,623,317	44.75%
Five Percent Holders:
Clearlake Capital Group, L.P.(3)	53,999,550	36.84%
José E. Feliciano(2)(3)	54,012,144	36.85%
Wasatch Advisors, Inc.(8)	14,722,897	10.05%
*	Less than 1%
(1)	Unless otherwise noted, the business address of each of the directors and executive officers is: 135 Janus International Blvd., Temple, GA 30179, Attn: Corporate Counsel.
(2)	Includes 12,594 RSUs that will fully vest within 60 days of the Record Date.
(3)
Consists of (i) 11,441,601 shares of Common Stock held by Clearlake Capital Partners IV (AIV-Jupiter), L.P., a Delaware limited partnership (“CCPIV”), (ii) 424,247 shares of Common Stock held by Clearlake Capital Partners IV (AIV-Jupiter) USTE, L.P., a Delaware limited partnership (“CCPIV USTE”), (iii) 1,144,388 shares of Common Stock held by Clearlake Capital Partners IV (Offshore), L.P., a Cayman Islands limited partnership (“CCPIV Offshore”), (iv) 26,176,195 shares of Common Stock held by Clearlake Capital Partners V, L.P., a Delaware limited partnership (“CCPV”), (v) 1,755,363 shares of Common Stock held by Clearlake Capital Partners V (USTE), L.P., a Delaware limited partnership (“CCPV USTE”), and (vi) 13,057,756 shares of Common Stock held by Clearlake Capital Partners V (Offshore), L.P., a Cayman Islands limited partnership (“CCPV Offshore”). CCPIV, CCPIV USTE and CCPIV Offshore are managed by Clearlake Capital Management IV, L.P., a Delaware limited partnership (“CCMIV”). CCMIV’s general partner is Clearlake Capital Group, L.P., whose general partner is CCG Operations, L.L.C., a Delaware limited liability company (“CCG Ops”). The general partner for each of CCPIV, CCPIV USTE and CCPIV is Clearlake Capital Partners IV GP, L.P., a Delaware limited partnership (“CCPIV GP”). CCPIV GP’s general partner is Clearlake Capital Partners, LLC, a Delaware limited liability company (“CCP”). CCPV, CCPV USTE and CCPV Offshore are managed by Clearlake Capital Management V, L.P., a Delaware limited partnership (“CCMV”). CCMV’s general partner is Clearlake Capital Group, L.P., whose general partner is CCG Ops. The general partner for each of CCPIV, CCPIV USTE and CCPIV is Clearlake Capital Partners V GP, L.P., a Delaware limited partnership (“CCPV GP”). CCPV GP’s general partner is CCP. CCP’s managing member is CCP MM, LLC, a Delaware limited liability company (“CCP MM”). CCPMM’s managing member is CCG Ops. CCG Global LLC, a Delaware liability company (“CCG Global”), is the managing member of CCG Ops. José E. Feliciano and Behdad Eghbali are managers of CCG Global and may be deemed to share voting and investment power of the shares held of record by CCPIV, CCPIV USTE, CCPIV OFFSHORE, CCPV, CCPV USTE AND CCPV Offshore. The address of Messrs. Feliciano and Eghbali and the entities named in this footnote is c/o Clearlake Capital Group, 233 Wilshire Blvd., Suite 800, Santa Monica, California 90401.
(4)
Consists of (i) 2,545,299 shares of Common Stock held by The Fradin Community Property Revocable Trust (the “Fradin Community Property Trust”), (ii) 636,374 shares of Common Stock held by Juniper GRAT Trust (the “Juniper GRAT Trust”), and (iii) 6,717 RSUs held directly by Roger Fradin that will fully vest within 60 days of the Record Date. Roger Fradin is a trustee of the Community Property Trust and of the Juniper GRAT Trust. The address for the Fradin Community Property Trust is 72 Juniper Drive, Atherton, CA 94027 and the Juniper GRAT Trust is 72 Juniper Drive, Atherton, CA 94027. Mr. Fradin served as Chief Executive Officer of Juniper from its inception in August 2019 until January 2020 and as Chairman of Juniper’s board of directors from the Company’s inception in August 2019 until the closing of the Business Combination. Mr. Fradin serves as a Director on the Janus Board of Directors.

(5)
Consists of (i) 2,172,601 shares of Common Stock held directly by Brian Cook, (ii) 543,150 shares of Common Stock held by the Brian S. Cook 2019 Nevada Trust, (iii) 359,852 shares of Common Stock held by Northvale Capital Partners, LLC, and (iv) 11,754 RSUs held directly by Brian Cook that will fully vest within 60 days of the Record Date. The address for Mr. Cook and for Northvale Capital Partners, LLC is c/o Chiesa Shahinian & Giantomasi PC, One Boland Drive West Orange, NJ 07052, Attn: Steven Loeb, Esq. Adam S. Cook is the sole trustee of the Brian S. Cook 2019 Nevada Trust. The address for the Brian S. Cook 2019 Nevada Trust is Adam S. Cook, Trustee 394 Summit Street, Norwood, NJ 07648. Mr. Cook served as Chief Financial Officer of Juniper from the Company’s inception in August 2019 until the closing of the Business Combination and as Chief Executive Officer of Juniper from January 2020 until the closing of the Business Combination. Mr. Cook serves as a Director on the Janus Board of Directors.

(6)	Includes 6,717 RSUs that will fully vest within 60 days of the Record Date.
(7)	Includes 69,687 RSUs that will fully vest within 60 days of the Record Date.
(8)
The information is based on a Schedule 13G/A filed with the SEC on February 9, 2022, reporting ownership of shares of Common Stock as of January 31, 2022. Amount reported represents shares of our Common Stock directly held by Wasatch Advisors, Inc., and Wasatch Advisors, Inc. has sole voting power and sole dispositive power over such shares of Common Stock. The address for Wasatch Advisors, Inc. is 505 Wakara Way, Salt Lake City, UT 84108.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires directors, executive officers, and persons who beneficially own more than 10% of our common stock to file certain reports with the SEC concerning their beneficial ownership of our common stock. Based solely on our review of the Section 16(a) reports filed electronically with the SEC and our knowledge of certain transactions with directors and executive officers, we believe that all reporting persons were in compliance with all Section 16(a) filing requirements with respect to the year ended January 1, 2022, except that Form 4s for Messrs. Fradin, Feliciano, Cook, Szlosek, Gutierrez, Doll, and Leonard, in connection with certain restricted stock unit grants, were inadvertently filed after their due date.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The Audit Committee has appointed BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2022. Services provided to the Company and its subsidiaries by BDO USA, LLP for the year ended January 1, 2022 are described below and under “Audit Committee Report.”
Fees and Services
The following table summarizes the aggregate fees for professional audit services and other services rendered by BDO USA, LLP for the years ended January 1, 2022 and December 26, 2020:
	2021	2020
Audit Fees(1)	$1,761,272	$694,099
Audit-Related Fees	$177,000	$—
Tax Fees	$—	$—
All Other Fees	$—	$—
Total	$1,938,272	$694,099
(1)
Audit fees consist of the aggregate fees billed or expected to be billed for professional services rendered for (i) the audit of annual financial statements, (ii) reviews of our quarterly financial statements, (iii) statutory audits, (iv) research necessary to comply with generally accepted accounting principles and (v) other filings with the SEC, including consents and comfort letters.

In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.
The Audit Committee has adopted a policy that requires advance approval of all audit services as well as non-audit services to the extent required by the Exchange Act and the Sarbanes-Oxley Act of 2002. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. Each year, the Audit Committee will pre-approve audit services, audit-related services, and tax services to be used by the Company.
The Audit Committee approved all services provided by BDO USA, LLP. Representatives of BDO USA, LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions.
Ratification of the appointment of BDO USA, LLP requires affirmative votes from the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. If the Company’s shareholders do not ratify the appointment of BDO USA, LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace BDO USA, LLP as our independent registered public accounting firm if it is determined that it is in the Company’s best interests to do so.
THE AUDIT COMMITTEE AND THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022.

AUDIT COMMITTEE REPORT
Notwithstanding anything to the contrary set forth in any of Janus’s filings under the Securities Act or the Exchange Act that might incorporate by reference this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.
The Audit Committee oversees our financial reporting process and Enterprise Risk Management program on behalf of the Board. The Audit Committee operates under a written charter, a copy of which is available on the Investors page of our website, https://ir.janusintl.com/, under the “Governance” tab. This report reviews the actions taken by the Audit Committee with regard to our financial reporting process during fiscal year 2021 and particularly with regard to the audited consolidated financial statements as of January 1, 2022 and December 26, 2020.
The Audit Committee is composed solely of independent directors. None of the committee members is or has been an officer or employee of the Company or any of our subsidiaries or has any current business or any family relationship with the Company or any of our subsidiaries or affiliates.
Our management has the primary responsibility for the financial statements and reporting process, including the systems of internal controls. The independent auditors (BDO USA, LLP) are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to select annually the accountants to serve as our independent auditors for the coming year.
The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended January 1, 2022, including a discussion of the quality, rather than just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
In addition, the Audit Committee reviewed the Enterprise Risk Management program and discussed with management the relevant enterprise risk management policies and procedures.
The Audit Committee also discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, rather than just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee discussed with the auditors their independence from management and the Company, including the matters in the written disclosures and the letter required by the PCAOB regarding the independent auditors’ communications with the Audit Committee regarding independence. The Audit Committee also considered whether the provision of services during the fiscal year ended January 1, 2022 by the auditors that were unrelated to their audit of the consolidated financial statements referred to above and to their reviews of our interim consolidated financial statements during the fiscal year is compatible with maintaining their independence.
Additionally, the Audit Committee discussed with the independent auditors the overall scope and plan for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their observations on our internal controls and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended January 1, 2022 for filing with the SEC. The Audit Committee and the Board believe that the continued retention of BDO USA, LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders and have recommended that shareholders ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year 2022.
Submitted by the Audit Committee:
Xavier Gutierrez, Chair
David Doll
Thomas Szlosek

OTHER MATTERS
We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.
INCORPORATION BY REFERENCE
The Audit Committee Report shall not be deemed soliciting material or filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference. In addition, this document includes website addresses, which are intended to provide inactive, textual references only. The information on these websites is not part of this document.
AVAILABILITY OF SEC FILINGS, CODE OF CONDUCT, AND COMMITTEE CHARTERS
Copies of our reports on Forms 10-K, 10-Q, 8-K, and all amendments to those reports filed with the SEC, and our Code of Conduct and Ethics, Corporate Governance Guidelines and the charters of the Audit Committee and Nominating and Corporate Governance Committee, and any reports of beneficial ownership of our Common Stock filed by executive officers, directors, and beneficial owners of more than 10% of our outstanding common stock are posted on and may be obtained through our website, https://ir.janusintl.com, or may be requested in print, at no cost, by contacting us via email at IR@janusintl.com or by mail at Janus International Group, Inc., 135 Janus International Blvd., Temple, GA 30179, Attention: Investor Relations.
WHERE TO FIND ADDITIONAL INFORMATION
We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly, and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. Our website address is https://ir.janusintl.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, as amended, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement.
COST OF PROXY SOLICITATION
The Company is paying the expenses of this solicitation. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of stock held as of the Record Date by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies in person or by telephone, facsimile, email or other similar means.

JANUS INTERNATIONAL GROUP, INC.
135 JANUS INTERNATIONAL BOULEVARD
TEMPLE, GA 30179

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Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 15, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D85938-P72691

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JANUS INTERNATIONAL GROUP, INC.

The Board of Directors recommends you vote FOR the following:

Nominees:	**For**	**Against**	**Abstain**
1a. Ramey Jackson	☐	☐	☐
1b. Xavier Gutierrez	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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JANUS INTERNATIONAL GROUP, INC.
Annual Meeting of Shareholders
June 16, 2022 2:00 PM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Ramey Jackson and Scott Sannes, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of JANUS INTERNATIONAL GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 2:00 PM, EDT on June 16, 2022, virtually at www.virtualshareholdermeeting.com/JBI2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side